UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 17, 2021

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On September 17, 2021, the Board of Directors of Tautachrome Inc. (the “Registrant”) appointed Mr. Frank R. Antenori as a director of the Registrant pursuant to section 223 of the Delaware General Corporation Law, to hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Frank R. Antenori

Mr. Antenori is a decorated U.S. Army Special Forces Green Beret and highly qualified executive manager with more than 37 years of combined experience in private and government Program Management, Business Development, Financial Management and Public Relations. He is as an internationally known author of the book “Roughneck Nine-One: The extraordinary Story of a Special Forces A-Team at War," based on his engagement in the Battle of Debecka Pass in the First Iraq War. He has served as an Arizona State Senator and the Arizona Senate Majority Whip. He is also a highly sought-after public speaker. Frank has a Master’s of Business Administration from the Grand Canyon University in Phoenix, and the Pre-Med Bachelors of Health Sciences and Biology from Campbell University in North Carolina. Frank also has numerous corporate, legislative and military honors and awards.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

/s/ Jon N. Leonard
Jon N. Leonard
President & CEO
Date: September 20, 2021

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